                      AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                              GALAXY VENTURES, INC.

                                       AND

                   CHIU MINIMALLY INVASIVE SPINE SURGERY INC.

                                TABLE OF CONTENTS

         1.  Plan of Reorganization...............................................................................1

         2.  Exchange of Shares...................................................................................1

         3.  Pre-Closing Events...................................................................................2

         4.  Exchange of Securities...............................................................................2

         5.  Post Acquisition Events..............................................................................3

         6.  Other Matters........................................................................................3

         7.  Delivery of Shares...................................................................................4

         8.  Representations of CMIS Shareholders.................................................................4

         9.  Representations of CMIS..............................................................................4

        10.  Representations of Galaxy and Barlow.................................................................6

        11.  Closing..............................................................................................8

        12.  Conditions Precedent to the Obligations of CMIS......................................................8

        13.  Conditions Precedent to the Obligations of Galaxy ..................................................10

        14.  Indemnification.....................................................................................10

        15.  Nature and Survival of Representations..............................................................11

        16.  Documents at Closing................................................................................11

        17.  Finder's Fees.......................................................................................12

        18.  Miscellaneous.......................................................................................13

Signature Page...................................................................................................13

Exhibit A - CMIS Stockholder Schedule
Exhibit B - Amendment to Certificate of Incorporation
Exhibit C - Investment Letter



                                       (i)

                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this day of June, 1998, by and among Galaxy Ventures, Inc., a Delaware corporation (hereinafter "Galaxy"); Clayton B. Barlow, the sole officer and director of Galaxy (hereinafter "Barlow"); Chiu Minimally Invasive Spine Surgery, Inc., a California corporation (hereinafter "CMIS"), and the owners of all the outstanding shares of common stock of CMIS (hereinafter the "CMIS Stockholders").

                                    RECITALS:

         WHEREAS, the CMIS Stockholders own all of the issued and outstanding common stock of CMIS which comprises 1,000 shares (the "CMIS Common Stock"). Galaxy desires to acquire the CMIS Common Stock solely in exchange for voting common stock of Galaxy, making CMIS a wholly-owned subsidiary of Galaxy; and

         WHEREAS, the CMIS Stockholders (as set forth on the attached Exhibit "A") desire to acquire voting common stock of Galaxy in exchange for the CMIS Common Stock, as more fully set forth herein.

         NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         1. PLAN OF REORGANIZATION. It is hereby agreed that all of the CMIS Common Stock shall be acquired by Galaxy in exchange solely for Galaxy common voting stock (the "Galaxy Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of CMIS shall be acquired by Galaxy in exchange solely for Galaxy common voting stock and that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

         2. EXCHANGE OF SHARES. Galaxy and CMIS Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, the CMIS Common Stock shall be delivered at Closing to Galaxy in exchange for the Galaxy Shares, after giving effect to a 16 to 1 reverse stock split (the "Galaxy Reverse Stock Split") as to all presently outstanding shares of Galaxy common stock, as follows:

         (a) At Closing, Galaxy shall, subject to the conditions set forth herein, issue an aggregate of 5,000,000 shares of Galaxy common stock for immediate delivery to the CMIS Stockholders on the basis of 5,000 Galaxy Shares for each outstanding share of CMIS Common Stock.

         (b) Each CMIS Stockholder shall execute this Agreement.

         (c) Unless otherwise agreed by Galaxy and CMIS this transaction shall close only in the event Galaxy is able to acquire all of the outstanding CMIS Common Stock.

         3. PRE-CLOSING EVENTS. The Closing is subject to the completion of the following:

         (a) Galaxy shall have authorized 30,000,000 shares of $.001 par value common stock and 100,000 shares of $.001 par value preferred stock. The preferred stock shall be subject to issuance in such series and with such rights, preferences and designations as determined in the sole discretion of the board of directors.

         (b) Galaxy shall have effectuated the Galaxy Reverse Stock Split at or prior to Closing, and shall have 1,800,000 shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding.

         (c) Galaxy shall demonstrate to the reasonable satisfaction of CMIS that it has no material assets and no liabilities contingent or fixed.

         4. EXCHANGE OF SECURITIES. As of the Closing Date each of the following shall occur:

         (a) Each share of CMIS Common Stock issued and outstanding immediately prior to the Closing Date shall be exchanged for 5,000 Galaxy Shares to be delivered at Closing. All such outstanding shares of CMIS Common Stock shall be deemed, after Closing, to be owned by Galaxy. The holders of such certificates previously evidencing shares of CMIS Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of CMIS Common Stock except as otherwise provided herein or by law;

         (b) Any shares of CMIS Common Stock held in the treasury of CMIS immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

         (c) The 1,800,000 shares of Galaxy common stock previously issued and outstanding prior to the Closing, after giving effect to the Galaxy Reverse Split will remain outstanding.

         5. OTHER EVENTS OCCURRING AT CLOSING. At Closing, the following shall be accomplished:

         (a) Galaxy shall file an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware in substantially the form attached hereto as Exhibit "B" effecting an amendment to its Certificate of Incorporation to reflect a name change and to accomplish the Galaxy Reverse Stock Split, all as set forth in the attached Exhibit "B".

         (b) The resignation of the existing Galaxy officer and director and appointment of new officers and directors as described in Section 12(f) hereof.

         (c) Galaxy shall have completed a private placement of 1,333,333 shares of its common stock at $1.50 per share. The gross proceeds of this offering (the "Galaxy Financing") shall be $2,000,000, which amount, less $75,000 costs, shall be delivered to the control of new management of Galaxy at Closing in good funds. The Galaxy Financing shall have been completed in compliance with all applicable state and federal securities laws and the securities sold shall be delivered at Closing to the investors in the Galaxy Financing.

         6.  OTHER MATTERS.

         (a) Except as otherwise described herein, including the Galaxy Reverse Stock Split, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of, Galaxy's capital stock after the date hereof and there shall be no dividends paid on Galaxy's capital stock after the date hereof, in each case through and including the Closing Date.

         (b) CMIS shall have received all requisite director and shareholder approval of all matters set forth herein, and no shareholder of CMIS shall have exercised any dissenters rights under applicable corporate law.

         (c) Galaxy shall have received all requisite shareholder approval of the matters set forth herein.

         (d) At or prior to Closing, Galaxy shall announce the declaration of a distribution of Series A Warrants to the shareholders of record as of a date to be announced but which shall be as of a date prior to Closing. The Series A Warrants shall be distributed on the basis of one warrant for each share of post-split common stock held by each shareholder of record. There shall be 1,800,000 Series A Warrants distributed, each of which shall entitle the holder thereof to purchase one share of the Company's common stock at $3.00 per share prior to June 30, 2000, subject to the terms and conditions set forth in the Memorandum (as such term is hereinafter defined).

         (e) All parties hereto acknowledge and recognize that as an integral part of the consideration given herein, Galaxy has agreed and committed to immediately proceed, upon Closing, to obtain all necessary audited financial statements and to commence preparation for filing, as soon as practicable, a registration statement with the Securities and Exchange Commission ("S.E.C."), registering the distribution of the Series A Warrants and the exercise of said Warrants. Therefore Galaxy, with the complete cooperation of CMIS, hereby agrees to commence preparation of said registration statement for filing with the S.E.C. and to attempt to file such registration statement within three months of Closing and to prosecute the same with all diligence to effectiveness.

         7. DELIVERY OF SHARES. On or as soon as practicable after the Closing Date, CMIS will use its best efforts to cause the CMIS Stockholders to surrender for cancellation certificates representing their shares of CMIS Common Stock, against delivery of certificates representing the

Galaxy Shares for which the shares of CMIS Common Stock are to be exchanged at Closing.

          8. REPRESENTATIONS OF CMIS STOCKHOLDERS. CMIS Stockholders hereby represent and warrant each only as to its own CMIS Common Stock, effective this date and the Closing Date as follows:

         (a) Except as may be set forth in Exhibit "A", the CMIS Common Stock is free from claims, liens, or other encumbrances, and at the Closing Date CMIS Stockholders will have good title and the unqualified right to transfer and dispose of such CMIS Common Stock.

         (b) Each CMIS Stockholder, respectively, is the sole owner of the issued and outstanding CMIS Common Stock as set forth in Exhibit "A";

         (c) No CMIS Stockholder has the present intent to sell or dispose of the Galaxy Shares and no CMIS Stockholder is under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the Galaxy Shares.

         9. REPRESENTATIONS OF CMIS. CMIS hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing Date:

         (a) Except as noted on Exhibit "A", the CMIS Stockholders listed on the attached Exhibit "A" are the sole owners of record and beneficially of the issued and outstanding common stock of CMIS.

         (b) CMIS has no outstanding or authorized capital stock, warrants, options or convertible securities other than as described in the CMIS Financial Statements or in Exhibit "A", attached hereto.

         (c) The audited financial statements as of and for the period ended March 20, 1998, which have been delivered to Galaxy (hereinafter referred to as the "CMIS Financial Statements") are complete and accurate and fairly present the financial condition of CMIS as of the date thereof and the results of its operations for the period covered. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the CMIS Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations in the ordinary course of business; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of CMIS as reflected in the CMIS Financial Statements. CMIS has good title to all assets shown on the CMIS Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The CMIS Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto).

         (d) Since the date of the CMIS Financial Statements, there have not been any material adverse changes in the financial position of CMIS except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of CMIS.

         (e) CMIS is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the CMIS Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against CMIS.

         (f) CMIS is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on CMIS.

         (g) CMIS has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

         (h) CMIS has not materially breached any material agreement to which it is a party. CMIS has previously given Galaxy copies or access thereto of all material contracts, commitments and/or agreements to which CMIS is a party including all relationships or dealings with related parties or affiliates.

         (i) CMIS has no subsidiary corporations except as described in writing to Galaxy.

         (j) CMIS has made all material corporate financial records, minute books, and other corporate documents and records available for review to present management of Galaxy prior to the Closing Date, during reasonable business hours and on reasonable notice.

         (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which CMIS is a party and has been duly authorized by all appropriate and necessary corporate action under California law and CMIS, to the extent required, has obtained all necessary approvals or consents required by any agreement to which CMIS is a party.

         (l) All information regarding CMIS which is set forth in the Memorandum or otherwise delivered to Galaxy by CMIS for use in connection with the transaction (the "Acquisition") described herein is true, complete and accurate in all material respects.

         10. REPRESENTATIONS OF GALAXY AND BARLOW. Galaxy, and Barlow to the best of his knowledge, hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

         (a) As of the Closing Date, the Galaxy Shares, to be issued and delivered to the CMIS Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of Galaxy common stock, fully-paid and nonassessable.

         (b) Galaxy has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Galaxy. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Galaxy is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Galaxy or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of Galaxy. .........

         (c) Galaxy has delivered to CMIS a true and complete copy of its audited financial statements for the years ended December 31, 1996 and 1997, (the "Galaxy Financial Statements"). The Galaxy Financial Statements are complete, accurate and fairly present the financial condition of Galaxy as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The Galaxy Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Galaxy as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

         (d) Since December 31, 1997, there have not been any material adverse changes in the financial condition of Galaxy except with regard to disbursements to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement. Prior to Closing, all accounts payable and other liabilities of Galaxy shall be paid and satisfied in full.

         (e) Galaxy is not a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the Galaxy Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Barlow, threatened or contemplated against or affecting Galaxy, its management or its properties.

         (f) Galaxy is duly organized, validly existing and in good standing under the laws of the State of Delaware; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

         (g) Galaxy has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on Galaxy, and has paid or made adequate provision in the Galaxy Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Galaxy is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

         (h) There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of Galaxy, except as contemplated in this Agreement.

         (i) The corporate financial records, minute books, and other documents and records of Galaxy have been made available to CMIS prior to the Closing.

         (j) Galaxy has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that Galaxy has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which Galaxy is subject. Galaxy hereby represents that it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to CMIS all relationships or dealings with related parties or affiliates.

         (k) Galaxy common stock is currently approved for quotation on the OTC Bulletin Board and there are no stop orders in effect with respect thereto.

         (l) All information regarding Galaxy which has been provided to CMIS in the Galaxy Private Placement Memorandum dated June 4, 1998 (the "Memorandum") or otherwise disclosed to the public in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. Galaxy and Barlow specifically disclaim any responsibility regarding disclosures as to CMIS or its business.

         11. CLOSING. The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing shall be no later than June 30, 1998, unless extended by mutual consent of all parties hereto. The "Closing Date" of the transactions described herein (the "Acquisition"), shall be that date on which all conditions set forth herein have been met and the Galaxy Shares are issued in exchange for the CMIS Common Stock.

         12. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CMIS. All obligations of CMIS under this Agreement are subject to the fulfillment, prior to or as of the

Closing and/or the Closing Date, as indicated below, of each of the following conditions:

         (a) The representations and warranties by or on behalf of Barlow and Galaxy contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

         (b) Galaxy shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

         (c) On or before the Closing, the board of directors, and shareholders representing a majority interest the outstanding common stock of Galaxy, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

         (d) On or before the Closing Date, Galaxy shall have delivered to CMIS certified copies of resolutions of the board of directors and shareholders of Galaxy approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Galaxy to comply with the terms of this Agreement including the election of CMIS's nominees to the Board of Directors of Galaxy and all matters outlined herein.

         (e) The Acquisition shall be permitted by applicable law and Galaxy shall have sufficient shares of its capital stock authorized to complete the Acquisition.

         (f) At Closing, the existing officers and directors of Galaxy shall have resigned in writing from all positions as directors and officers of Galaxy effective upon the election and appointment of the CMIS nominees.

         (g) At the Closing, all instruments and documents delivered to CMIS and CMIS Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for CMIS.

         (h) The shares of restricted Galaxy capital stock to be issued to CMIS Stockholders and in the Galaxy Financing at Closing will be validly issued, nonassessable and fully-paid under Delaware corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

         (i) CMIS and CMIS Stockholders shall have received the advice of their tax advisor, if deemed necessary by them, as to all tax aspects of the Acquisition.

         (j) CMIS shall have received all necessary and required approvals and consents from required parties and its shareholders.

         (k) Galaxy shall have $1,925,000 in good funds, at Closing, from the Galaxy Financing, for delivery at the direction of CMIS.

         (l) At the Closing, Galaxy shall have delivered to CMIS an opinion of its counsel dated as of the Closing to the effect that:

                  (i) Galaxy is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (ii) This Agreement has been duly authorized, executed and delivered by Galaxy and is a valid and binding obligation of Galaxy enforceable in accordance with its terms;

                  (iii) Galaxy through its board of directors and stockholders has taken all corporate action necessary for performance under this Agreement;

                  (iv) The documents executed and delivered by Galaxy to CMIS and CMIS Stockholders hereunder are valid and binding in accordance with their terms and vest in CMIS Stockholders, as the case may be, all right, title and interest in and to the Galaxy Shares to be issued pursuant to the terms hereof, and the Galaxy Shares when issued will be duly and validly issued, fully-paid and nonassessable;

                  (v) Galaxy has the corporate power to execute, deliver and perform under this Agreement;

                  (vi) Legal counsel for Galaxy is not aware of any liabilities, claims or lawsuits involving Galaxy;

         13. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF GALAXY. All obligations of Galaxy under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) The representations and warranties by CMIS and CMIS Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

         (b) CMIS shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

         (c) CMIS shall deliver on behalf of the CMIS Stockholders a letter commonly known as an "Investment Letter," signed by each of said shareholders, in substantially the form attached hereto as Exhibit "C", acknowledging that the Galaxy Shares are being acquired for investment purposes.

         (d) CMIS shall deliver an opinion of its legal counsel to the effect that:

                  (i) CMIS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on CMIS;

                  (ii) This Agreement has been duly authorized, executed and delivered by CMIS.

                  (iii) The documents executed and delivered by CMIS and CMIS Stockholders to Galaxy hereunder are valid and binding in accordance with their terms and vest in Galaxy all right, title and interest in and to the CMIS Common Stock, which stock is duly and validly issued, fully-paid and nonassessable.

         14. INDEMNIFICATION. For a period of one year from the Closing, Galaxy and Barlow agree to jointly and severally indemnify and hold harmless CMIS, and CMIS agrees to indemnify and hold harmless Galaxy and Barlow, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

         15. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         16. DOCUMENTS AT CLOSING. At the Closing, the following documents shall be delivered:

         (a) CMIS will deliver, or will cause to be delivered, to Galaxy the following:

                  (i) a certificate executed by the President and Secretary of CMIS to the effect that all representations and warranties made by CMIS under this Agreement are true and correct as of the Closing, the same as though originally given to Galaxy on said date;

                  (ii) a certificate from the jurisdiction of incorporation of CMIS dated at or about the Closing to the effect that CMIS is in good standing under the laws of said jurisdiction;

                  (iii) Investment Letters in the form attached hereto as Exhibit "C" executed by each CMIS Stockholder;

                  (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                  (v) certified copies of resolutions adopted by the shareholders and directors of CMIS authorizing this transaction; and

                  (vi) all other items, the delivery of which is a condition precedent to the obligations of Galaxy as set forth herein.

                  (vii) the legal opinion required by Section 13(d) hereof.

         (b) Galaxy will deliver or cause to be delivered to CMIS:

                  (i) stock certificates representing the Galaxy Shares to be issued as a part of the stock exchange as described herein;

                  (ii) a certificate of the President of Galaxy, to the effect that all representations and warranties of Galaxy made under this Agreement are true and correct as of the Closing, the same as though originally given to CMIS on said date;

                  (iii) certified copies of resolutions adopted by Galaxy's board of directors and Galaxy's Stockholders authorizing the Acquisition and all related matters described herein;

                  (iv) certificate from the jurisdiction of incorporation of Galaxy dated at or about the Closing Date that Galaxy is in good standing under the laws of said state;

                  (v) opinion of Galaxy's counsel as described in Section 12(l) above;

                  (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

                  (vii) resignation of the existing officer and director of Galaxy;

                  (viii) all corporate and financial records of Galaxy; and

                  (ix) all other items, the delivery of which is a condition precedent to the obligations of CMIS, as set forth in Section 13 hereof.

         17. FINDER'S FEES. Galaxy, represents and warrants to CMIS, and CMIS represents and warrants to Galaxy that neither of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby. In this regard, Galaxy, on the one hand, and CMIS on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability.

         18. MISCELLANEOUS.

         (a) FURTHER ASSURANCES. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         (b) WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         (c) TERMINATION. All obligations hereunder may be terminated at the discretion of either party's board of directors if (i) the closing conditions specified in Sections 12 and 13 are not met by June 30, 1998, unless extended, or (ii) any of the representations and warranties made herein have been materially breached.

         (d) AMENDMENT. This Agreement may be amended only in writing as agreed to by all parties hereto.

         (e) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

         (f) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (h) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah.

         (i) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

         (j) ENTIRE AGREEMENT. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

         (k) TIME. Time is of the essence.

         (l) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         (m) RESPONSIBILITY AND COSTS. All fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.



                                     GALAXY VENTURES, INC.


                                     By:
                                         --------------------------------
                                         Clayton B. Barlow, President and
                                         Secretary



                                         --------------------------------
                                         Clayton B. Barlow, individually


                                     CHIU MINIMALLY INVASIVE SPINE SURGERY, INC.


By:                                  By:
    ------------------------------       ------------------------------
          Secretary                                 President

                                    SHAREHOLDERS OF CHIU MINIMALLY
                                    INVASIVE SPINE SURGERY, INC.

                                    John C. Chiu Family Limited Partnership N


                                    By:
                                         --------------------------------
                                         John C. Chiu, General Partner















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